Exhibit 99.1

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[Logo]        NEWS RELEASE
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  For Immediate Release
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  Contact: Patrick A. Reynolds
           Director of Investor Relations
           (706) 649-4973


       Synovus Reports 9.1% Increase in Net Income for Second Quarter 2004

                   Financial Services Segment Growth Continues
                     as TSYS is Selected by JP Morgan Chase

Columbus, Ga., July 21, 2004 -- Synovus' second quarter earnings grew 9.1% over the second quarter 2003 to $105.1 million, which represented earnings per share growth of 7.7% to $.34 per share, Synovus' Chief Executive Officer James
H. Blanchard announced today.

     "Throughout the first half of 2004, the Synovus Financial Services segment provided the key drivers for impressive growth in net income" said Blanchard. "Excellent credit quality, strong loan growth and a stable margin led the earnings momentum in the second quarter. Additionally, one of the more significant events in TSYS' history occurred during the quarter - TSYS was selected by JP Morgan Chase to provide its credit card processing functions."

     Return on assets for the quarter was 1.86% and return on equity was 17.60% for the second quarter 2004, compared to 1.88% and 17.81%, respectively, in the same period last year. Shareholders' equity at June 30, 2004, was $2.49 billion, which represented a very strong 10.55% of quarter-end assets. Total assets ended the quarter at $23.6 billion, an increase of 11.8% from the same period last year.

     Asset quality continued to improve during the second quarter, continuing the positive trend from the fourth quarter of last year. The net charge-off ratio was 0.22% compared to 0.32% for the second quarter of last year. For the first six months of the year, the net charge-off ratio is 0.19%. The ratio of nonperforming assets to loans and other real estate decreased to 0.52% from 0.56% last quarter, and 0.73% a year ago. The allowance for loan losses was 1.38% of loans, which provides coverage of 368% of nonperforming loans and the provision for loan losses covered net charge-offs by 1.83x for the quarter. Net interest income grew 10.2% over the same quarter last year as average outstanding loans grew 11.3% and interest expense decreased by 16.3%. The second quarter net interest margin was 4.24%, the same as last quarter, and stable when compared to 4.25% in the second quarter last year.

     Net income for the Synovus Financial Services segment increased 11.1% over the second quarter of last year. Return on assets for the quarter was 1.41% and return on equity was 17.26%, compared to 1.39% and 16.61%, respectively, in the same period last year. Financial Services' non-interest income was flat as compared to last year, as mortgage banking revenue was down 68% compared to last year. Service charges on deposits and credit card fees for the second quarter increased by 18% and 19%, respectively, compared to the same period last year. Financial Management Services and insurance revenues increased 8% over last year, with fees for financial planning and asset management up 33% and brokerage revenue up 16%. Financial Services' G&A expense was up 4.1% compared to the second quarter last year and down 1.5% compared to the first quarter of 2004. Financial Services' efficiency

                    Post Office Box 120 / Columbus, GA 31902
                                 www.synovus.com

      Synovus Reports 9.1% Increase in Net Income for Second Quarter/p. 2

ratio was 52.7% in the quarter and 52.8% for the first six months of 2004, compared to 54.3% and 53.6%, respectively, in 2003.

     TSYS reported net income of $35.9 million for the second quarter 2004 compared to $34.3 million last year. Diluted earnings per share for the quarter increased to $0.18, up from $0.17 last year. During the quarter, JP Morgan Chase selected TSYS to provide credit card processing for the merged card portfolios of the former Bank One Corp. and JP Morgan Chase, which will complete a planned upgrade of its card-processing technology. TSYS will continue exclusive negotiations with JP Morgan Chase to provide processing for the 87 million cardmembers of Chase Card Services. Both companies expect to reach a definitive agreement in the near future.

     Blanchard concluded, "The second quarter performance is a confirmation of our expectations of earnings per share growth of 8 - 10 % for 2004. Improving credit quality, a stable margin, continued strong loan growth, fee income growth, and continuing expense control encourage us to believe the Financial Services segment will perform at the very top of the peer group. With the addition of JP Morgan Chase, TSYS is building momentum with over 100 million accounts in the conversion pipeline. With our very dedicated and highly motivated team members and our strong balance sheet, we believe we are in position to achieve higher earnings performance as the economy improves throughout the year and beyond."

     Synovus will host an earnings highlights conference call at 4:30 pm ET, on July 21, 2004. The conference call will be available in the Investor Relations section of www.synovus.com under the "Conference Calls and Webcasts" tab. Please log on 5-10 minutes ahead of the call time.

     Synovus (NYSE: "SNV") is a diversified financial services holding company with $24 billion in assets based in Columbus, Ga. Synovus provides integrated financial services including banking, financial management, insurance, mortgage and leasing services through 40 affiliate banks and other Synovus offices in Georgia, Alabama, South Carolina, Florida and Tennessee; and electronic payment processing through an 81-percent stake in TSYS (NYSE: "TSS"), the world's largest third-party processor of international payments. Synovus is No. 20 on FORTUNE magazine's list of "The 100 Best Companies To Work For" in 2004. See Synovus on the Web at www.synovus.com.

     This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding TSYS' expectation that it will reach a definitive agreement with JP Morgan Chase in the near future, Synovus' expected growth in earnings per share for 2004, Synovus' belief with respect to Financial Services performing at the top of its peer group, Synovus' belief with respect to achieving higher earnings performance, and the assumptions underlying such statements, including, with respect to Synovus' expected increase in earnings per share for 2004, continued improvement in credit quality, resulting in a net charge-off ratio of approximately 0.30% for the year and a non-performing assets ratio in the 0.45-0.55% range by year end; a stable net interest margin in a flat rate environment; loan growth of 10-12% in 2004; and TSYS' net income growth for 2004 within the 5-7% range. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus' ability to control or predict. These factors include, but are not limited to, competitive pressures arising from aggressive competition from other lenders; factors that affect the delinquency rate on Synovus' loans and the rate at which Synovus' loans are charged off; changes in the cost and availability of funding due to changes in the deposit market and credit market, or the way in which Synovus is perceived in such markets; inflation, interest rate, market and monetary fluctuations; TSYS' earnings per share growth is lower that anticipated; TSYS and JP Morgan Chase are not able to satisfactorily conclude negotiations with respect to a definitive agreement; the strength of the United

                    Post Office Box 120 / Columbus, GA 31902
                                 www.synovus.com

      Synovus Reports 9.1% Increase in Net Income for Second Quarter/p. 3

 States economy in general and the strength of the local economies in which Synovus conducts operations may be different than expected; the timely development of competitive new products and services and the acceptance of such by customers; Synovus' inability to control expenses; a deterioration in credit quality or a reduced demand for credit; the costs and effects of litigation or adverse facts and developments related thereto; hostilities increase in the Middle East or elsewhere; and the effects of changes in government policy and regulations, including restrictions and/or limitations arising from banking laws, regulations and examinations. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in Synovus' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.

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                    Post Office Box 120 / Columbus, GA 31902
                                 www.synovus.com